Exhibit 17(c)

                              Merrill Lynch
                              Equity Dividend Fund

Annual Report
July 31, 2005

Merrill Lynch Equity Dividend Fund

Sector* Representation as a Percent of Total Investments as of July 31, 2005

A pie graph depicting Sector* Representation as a Percentage of Total Investments as of July 31, 2005

Energy                                                                     17.9%
Financials                                                                 15.5%
Materials                                                                  15.2%
Utilities                                                                  12.8%
Industrials                                                                11.7%
Consumer Staples                                                            6.5%
Consumer Discretionary                                                      3.8%
Telecommunication Services                                                  3.1%
Health Care                                                                 2.4%
Information Technology                                                      1.5%
Other**                                                                     9.6%

* For Fund compliance purposes, "Sector" means any one or more of the sector sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such sector sub-classifications for reporting ease.
**    Includes portfolio holdings in short-term investments.

Portfolio Information as of July 31, 2005

                                                                      Percent of
Ten Largest Common Stock Holdings                                     Net Assets
--------------------------------------------------------------------------------
Exxon Mobil Corporation ...........................................       2.9%
ConocoPhillips ....................................................       2.3
Citigroup Inc. ....................................................       2.2
Total SA ..........................................................       2.2
General Electric Company ..........................................       2.2
Peabody Energy Corporation ........................................       1.8
BlueScope Steel Limited ...........................................       1.8
TXU Corporation ...................................................       1.6
The St. Paul Travelers Cos., Inc. .................................       1.6
Bank of America Corporation .......................................       1.5
--------------------------------------------------------------------------------

                                                                      Percent of
Five Largest Industries*                                              Net Assets
--------------------------------------------------------------------------------
Oil, Gas & Consumable Fuels .......................................      16.1%
Metals & Mining ...................................................       9.1
Commercial Banks ..................................................       6.9
Electric Utilities ................................................       6.1
Aerospace & Defense ...............................................       5.3
--------------------------------------------------------------------------------
* For Fund compliance purposes, "Industries" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease.


2       MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

A Letter From the President

Dear Shareholder

We have been referring to 2005 as a "muddle through" year for the financial markets, characterized by positive and negative crosscurrents that have conspired to create a fairly complicated investing environment. Amid these conditions, the major market benchmarks managed to post positive results for the current reporting period, as follows:

Total Returns as of July 31, 2005                                      6-month         12-month
===============================================================================================
U.S. equities (Standard & Poor's 500 Index)                             +5.45%          +14.05%
-----------------------------------------------------------------------------------------------
Small-cap U.S. equities (Russell 2000 Index)                            +9.58%          +24.78%
-----------------------------------------------------------------------------------------------
International equities (MSCI Europe Australasia Far East Index)         +3.76%          +21.06%
-----------------------------------------------------------------------------------------------
Fixed income (Lehman Brothers Aggregate Bond Index)                     +0.95%          + 4.79%
-----------------------------------------------------------------------------------------------
Tax-exempt fixed income (Lehman Brothers Municipal Bond Index)          +1.48%          + 6.35%
-----------------------------------------------------------------------------------------------
High yield bonds (Credit Suisse First Boston High Yield Index)          +2.16%          +10.19%
-----------------------------------------------------------------------------------------------

On August 9, the Federal Reserve Board (the Fed) increased the federal funds rate for the tenth consecutive time since June 2004, bringing the target short-term interest rate to 3.5%. Just months ago, some observers felt that slowing global economic growth and subdued inflation might cause the Fed to end its monetary tightening campaign. Most recently, however, positive economic news (including a favorable employment report for July and resilient consumer spending) has prompted new concerns that the Fed may increase interest rates more than is necessary to moderate economic growth and keep inflation in check.

After ending 2004 in a strong rally, equity markets fell slightly into negative territory in the first half of 2005. July, however, brought the strongest monthly gain of the calendar year and helped to boost equity market returns for the current reporting period. Working in favor of equities have been surprisingly strong corporate earnings reports and low long-term bond yields. Conversely, continued high oil prices and Fed interest rate hikes have exerted downward pressure on stocks.

In the fixed income markets, the yield curve flattened considerably as short-term rates rose in concert with the Fed rate hikes and long-term bond yields fell. Over the past 12 months, the two-year Treasury yield rose 134 basis points (1.34%) to 4.02% while the 10-year Treasury yield declined 22 basis points to 4.28% -- making the spread between the two just 26 basis points. At period-end, the 10-year Treasury yield finally appeared to be on a slow upward trend after falling below 4% in June.

Financial markets are likely to face continued crosscurrents for the remainder of 2005. Nevertheless, opportunities do exist and we encourage you to work with your financial advisor to diversify your portfolio among a variety of asset types. This can help to diffuse risk while also tapping into the potential benefits of a broader range of investment alternatives. As always, we thank you for trusting Merrill Lynch Investment Managers with your investment assets, and we look forward to serving you in the months and years ahead.

                                        Sincerely,


                                        /s/ Robert C. Doll, Jr.

                                        Robert C. Doll, Jr.
                                        President and Trustee


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005          3

A Discussion With Your Fund's Portfolio Manager

      The Fund significantly outperformed its benchmark, the S&P 500 Index, benefiting primarily from solid stock selection in materials and overweight positions in the energy and utility sectors, which performed well during the period.

How did the Fund perform during the fiscal year in light of the existing market conditions?

For the 12-month period ended July 31, 2005, Merrill Lynch Equity Dividend Fund's Class A, Class B, Class C, Class I and Class R Shares had total returns of +21.51, +20.52%, +20.58%, +21.78% and +21.31%, respectively. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6 - 8 of this report to shareholders.) For the same period, the Fund's benchmark, the Standard & Poor's 500 (S&P 500) Index, returned +14.05%, and its comparable Lipper category of Equity Income Funds posted an average return of +16.33%. (Funds in this Lipper category seek relatively high current income and growth of income by investing at least 65% of their assets in dividend-paying equity securities.)

For the six-month period ended July 31, 2005, the Fund's Class A, Class B, Class C, Class I and Class R Shares returned +8.69%, +8.33%, +8.31%, +8.81% and +8.57%, respectively. The benchmark S&P 500 Index returned +5.45% and the Lipper Equity Income Funds category posted an average return of +6.10% for the same six-month period.

Strong stock selection in the materials sector was the primary factor in the Fund's outperformance of the S&P 500 Index for the year. Specifically, our holdings in Peabody Energy Corp. and Cameco Corp. enhanced relative returns. Also contributing to the outperformance were our positions in industrials (most notably Caterpillar, Inc.), energy (Consol Energy, Inc. and EnCana Corp.), utilities (an overweight in TXU Corp.) and financials (National Bank of Canada and Taubman Centers Inc.). Fund performance also benefited from considerably overweight positions in energy and utilities, and significant underweights in health care and financials. Conversely, stock selection in consumer staples and the portfolio's relatively large cash position in an environment of generally rising equity prices detracted from relative results.

Our focus on finding industries or sectors that are experiencing pricing power and earnings growth due to a high capacity utilization -- particularly oil and gas, iron ore and coal -- helped the Fund to outperform its comparable Lipper category average. In addition, we believe our current buy-and-hold strategy, which resulted in very low portfolio turnover, also contributed positively to Fund performance.

What changes were made to the portfolio during the year?

We did not significantly alter our investment strategy during the year. We continued to focus on the materials and energy sectors. Early in the period, we made few changes to the portfolio despite some uncertainty prior to the U.S. presidential and congressional elections regarding the possible repeal of the 2003 federal tax law changes. After the elections in November 2004, we added to our existing positions in the utilities and telecommunication services sectors. These stocks regained favor following the re-election of President Bush, as investor concerns over the continuation of the reduced federal income taxes on dividends moved closer to resolution. We then expanded the Fund's weightings in higher-yielding utility stocks and the consumer staples sector. At the time of our purchases, each of these stocks provided current yields above that of the Fund and, in most cases, above that of the S&P 500 Index.

In the second half of the fiscal year, we added to our existing holdings in large-capitalization energy stocks. Companies in this sector continued to achieve robust earnings growth and, we believe, have the potential for increased dividend payments throughout 2005. Integrated oil and gas companies have seen strong earnings growth from their exploration and production operations due to rising oil prices, and their refining and petrochemical business segments generated improved returns in the first half of 2005. We believe the enhanced contributions from downstream operations should continue to have a positive effect on the sector's year-over-year earnings even if oil prices decline somewhat from the record-high levels reached in July. This strategy ultimately benefited performance relative to the S&P 500 Index, as profits of larger-capitalization energy companies grew amid rising energy prices.


4       MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

In addition, we increased the portfolio's exposure to utilities, given the attractive total returns (share price appreciation and dividends) that we believe this sector should provide. We established several new positions in energy, consumer non-cyclicals and industrial conglomerates. Toward the end of the fiscal period, we initiated a new position in Lyondell Chemical Co., which had been experiencing some strengthening in its product pricing and offered an attractive dividend yield.

We liquidated our holding in American International Group, Inc., a large multi-lines insurer, based on our concerns about the company's future growth potential following probes into its past business practices, as well as a dividend yield that did not meet our target.

There were few other changes to the portfolio during the period. We believe the basic materials and energy sectors will continue to provide the strongest earnings growth. However, we are monitoring our investments in basic materials, which significantly benefited Fund performance over the past two years, as these companies may see their profits stall if high energy prices begin to hamper the economic recovery.

How would you characterize the Fund's position at the close of the period?

The portfolio remains leveraged to a continued cyclical recovery of global economies, particularly China, with exposure to energy and selected materials investments. Given limited near-term capacity additions in these industries to meet increased demand, especially from Asia (most notably China), we believe these sectors should see continued pricing power and subsequent earnings growth. In our view, the consumer discretionary sector is vulnerable to headwinds from diminished benefits from past federal income tax cuts, and rising medical and energy costs.

Robert M. Shearer
Vice President and Portfolio Manager

August 19, 2005


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005          5

Performance Data

About Fund Performance

Investors are able to purchase shares of the Fund through multiple pricing alternatives:

o Class A Shares incur a maximum initial sales charge (front-end load) of 5.25% and an account maintenance fee of 0.25% per year (but no distribution fee).

o Class B Shares are subject to a maximum contingent deferred sales charge of 4% declining to 0% after six years. In addition, Class B Shares are subject to a distribution fee of 0.75% per year and an account maintenance fee of 0.25% per year. These shares automatically convert to Class A Shares after approximately eight years. (There is no initial sales charge for automatic share conversions.) All returns for periods greater than eight years reflect this conversion.

o Class C Shares are subject to a distribution fee of 0.75% per year and an account maintenance fee of 0.25% per year. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

o Class I Shares incur a maximum initial sales charge (front-end load) of 5.25% and bear no ongoing distribution or account maintenance fees. Class I Shares are available only to eligible investors.

o Class R Shares do not incur a maximum sales charge (front-end load) or deferred sales charge. These shares are subject to a distribution fee of 0.25% per year and an account maintenance fee of 0.25% per year. Class R Shares are available only to certain retirement plans. Prior to inception, Class R Share performance results are those of Class I Shares (which have no distribution or account maintenance fees) restated for Class R Share fees.

None of the past results shown should be considered a representation of future performance. Current performance may be lower or higher than the performance data quoted. Refer to www.mlim.ml.com to obtain performance data current to the most recent month-end. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gain distributions, if any, at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

Recent Performance Results

                                                6-Month         12-Month        10-Year      Standardized
As of July 31, 2005                          Total Return    Total Return    Total Return    30-Day Yield
=========================================================================================================
ML Equity Dividend Fund Class A Shares*         +8.69%          +21.51%         +199.45%         1.28%
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class B Shares*         +8.33           +20.52          +181.39          0.61
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class C Shares*         +8.31           +20.58          +176.86          0.61
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class I Shares*         +8.81           +21.78          +206.98          1.52
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class R Shares*         +8.57           +21.31          +194.51          1.11
---------------------------------------------------------------------------------------------------------
S&P 500(R) Index**                              +5.45           +14.05          +158.93            --
---------------------------------------------------------------------------------------------------------

* Investment results shown do not reflect sales charges; results would be lower if a sales charge was included. Cumulative total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Currently, Class R did not accrue a portion of its distribution fees (12(b)-1 fees) due to regulatory limits. If such fees were included, returns would have been lower.

** This unmanaged Index covers 500 industrial, utility, transportation and financial companies of the U.S. markets (mostly NYSE issues), representing about 75% of NYSE market capitalization and 30% of NYSE issues.

      S&P 500 is a registered trademark of the McGraw-Hill Companies.


6       MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class B Shares compared to growth of an investment in the Standard & Poor's 500 Index. Values are from July 1995 to July 2005:

                                        7/95             7/96             7/97             7/98             7/99
ML Equity Dividend Fund+--
Class A Shares*                         $ 9,475          $11,060          $15,483          $17,316          $19,719

ML Equity Dividend Fund+--
Class B Shares*                         $10,000          $11,589          $16,098          $17,859          $20,174

                                        7/00             7/01             7/02             7/03             7/04             7/05
ML Equity Dividend Fund+--
Class A Shares*                         $18,796          $20,697          $18,674          $19,741          $23,351          $28,373

ML Equity Dividend Fund+--
Class B Shares*                         $19,086          $20,865          $18,684          $19,579          $23,158          $28,139

                                        7/95             7/96             7/97             7/98             7/99
Standard & Poor's
500 Index++                             $10,000          $11,657          $17,734          $21,155          $25,428

                                        7/00             7/01             7/02             7/03             7/04             7/05
Standard & Poor's
500 Index++                             $27,711          $23,740          $18,131          $20,060          $22,702          $25,893

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML Equity Dividend Fund invests primarily in companies with a continuous record of paying dividends.
++ This unmanaged Index covers 500 industrial, utility, transportation and financial companies of the U.S. markets (mostly NYSE issues), representing about 75% of NYSE market capitalization and 30% of NYSE issues.

      Past performance is not predictive of future results.

Average Annual Total Return

                                              Return Without       Return With
                                               Sales Charge       Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 7/31/05                           +21.51%             +15.13%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                         + 8.58              + 7.42
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                          +11.59              +10.99
--------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

                                                   Return              Return
                                                Without CDSC         With CDSC**
================================================================================
Class B Shares*
================================================================================
One Year Ended 7/31/05                            +20.52%             +16.52%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                          + 7.76              + 7.46
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                           +10.90              +10.90
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005          7

Performance Data (concluded)

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class C Shares, Class I and Class R Shares compared to growth of an investment in the Standard & Poor's 500 Index. Values are from July 1995 to July 2005:

                                        7/95             7/96             7/97             7/98             7/99
ML Equity Dividend Fund+--
Class C Shares*                         $10,000          $11,578          $16,074          $17,836          $20,146

ML Equity Dividend Fund+--
Class I Shares*                         $ 9,475          $11,084          $15,563          $17,435          $19,903

ML Equity Dividend Fund+--
Class R Shares*                         $10,000          $11,639          $16,263          $18,129          $20,591

                                        7/00             7/01             7/02             7/03             7/04             7/05
ML Equity Dividend Fund+--
Class C Shares*                         $19,060          $20,834          $18,647          $19,558          $22,961          $27,686

ML Equity Dividend Fund+--
Class I Shares*                         $19,020          $21,014          $18,993          $20,129          $23,885          $29,086

ML Equity Dividend Fund+--
Class R Shares*                         $19,579          $21,525          $19,358          $20,541          $24,277          $29,451

                                        7/95             7/96             7/97             7/98             7/99
Standard & Poor's
500 Index++                             $10,000          $11,657          $17,734          $21,155          $25,428

                                        7/00             7/01             7/02             7/03             7/04             7/05
Standard & Poor's
500 Index++                             $27,711          $23,740          $18,131          $20,060          $22,702          $25,893

* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
+ ML Equity Dividend Fund invests primarily in companies with a continuous record of paying dividends.
++ This unmanaged Index covers 500 industrial, utility, transportation and financial companies of the U.S. markets (mostly NYSE issues), representing about 75% of NYSE market capitalization and 30% of NYSE issues.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                   Return              Return
                                                Without CDSC         With CDSC**
================================================================================
Class C Shares*
================================================================================
One Year Ended 7/31/05                            +20.58%             +19.58%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                          + 7.75              + 7.75
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                           +10.72              +10.72
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.

                                              Return Without       Return With
                                               Sales Charge       Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 7/31/05                           +21.78%             +15.38%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                         + 8.87              + 7.70
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                          +11.87              +11.27
--------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

--------------------------------------------------------------------------------
Class R Shares                                                       Return
================================================================================
One Year Ended 7/31/05                                               +21.31%
--------------------------------------------------------------------------------
Five Years Ended 7/31/05                                             + 8.51
--------------------------------------------------------------------------------
Ten Years Ended 7/31/05                                              +11.41
--------------------------------------------------------------------------------


8       MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Disclosure of Expenses

Shareholders of this Fund may incur the following charges: (a) expenses related to transactions, including sales charges, redemption fees and exchange fees; and
(b) operating expenses including advisory fees, distribution fees including 12(b)-1 fees, and other Fund expenses. The following example (which is based on a hypothetical investment of $1,000 invested on February 1, 2005 and held through July 31, 2005) is intended to assist shareholders both in calculating expenses based on an investment in the Fund and in comparing these expenses with similar costs of investing in other mutual funds.

The first table below provides information about actual account values and actual expenses. In order to estimate the expenses a shareholder paid during the period covered by this report, shareholders can divide their account value by $1,000 and then multiply the result by the number in the first line under the heading entitled "Expenses Paid During the Period."

The second table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses. In order to assist shareholders in comparing the ongoing expenses of investing in this Fund and other funds, compare the 5% hypothetical example with the 5% hypothetical examples that appear in other funds' shareholder reports.

The expenses shown in the table are intended to highlight shareholders ongoing costs only and do not reflect any transactional expenses, such as sales charges, redemption fees or exchange fees. Therefore, the second table is useful in comparing ongoing expenses only, and will not help shareholders determine the relative total expenses of owning different funds. If these transactional expenses were included, shareholder expenses would have been higher.

                                                                                              Expenses Paid
                                                        Beginning            Ending         During the Period*
                                                      Account Value      Account Value       February 1, 2005
                                                    February 1, 2005     July 31, 2005       to July 31, 2005
==============================================================================================================
Actual
==============================================================================================================
Class A                                                  $1,000            $1,086.90              $5.68
--------------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,083.30              $9.60
--------------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,083.10              $9.60
--------------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,088.10              $4.40
--------------------------------------------------------------------------------------------------------------
Class R                                                  $1,000            $1,085.70              $6.85
==============================================================================================================
Hypothetical (5% annual return before expenses)**
==============================================================================================================
Class A                                                  $1,000            $1,019.06              $5.50
--------------------------------------------------------------------------------------------------------------
Class B                                                  $1,000            $1,015.28              $9.29
--------------------------------------------------------------------------------------------------------------
Class C                                                  $1,000            $1,015.28              $9.29
--------------------------------------------------------------------------------------------------------------
Class I                                                  $1,000            $1,020.28              $4.26
--------------------------------------------------------------------------------------------------------------
Class R                                                  $1,000            $1,017.93              $6.63
--------------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.11% for Class A, 1.88% for Class B, 1.88% for Class C, .86% for Class I and 1.34% for Class R), multiplied by the average account value over the period, multiplied by 179/365 (to reflect the one-half year period shown). Currently, Class R did not accrue a portion of its distribution fees (12(b)-1 fees) for the entire year due to regulatory limits. If, during the year, the distributions were accrued, the actual expense ratio would have been approximately 1.36%, the actual expenses paid would have been approximately $6.96, and the hypothetical expenses paid would have been approximately $6.73.
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half-year divided by 365.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005          9

Schedule of Investments                                        (in U.S. dollars)

                                                        Shares
            Industry*      Common Stocks                  Held         Value
===============================================================================
Europe
-------------------------------------------------------------------------------
France--2.2%
            Oil, Gas & Consumable
            Fuels--2.2%
            Total SA (a)(c)                             95,800     $ 11,975,000
            -------------------------------------------------------------------
            Total Common Stocks in France                            11,975,000
===============================================================================
Sweden--1.1%
            Household Durables--1.1%
            Electrolux AB Series B                     252,100        5,666,401
            -------------------------------------------------------------------
            Total Common Stocks in Sweden                             5,666,401
===============================================================================
United Kingdom--2.3%
            Beverages--1.0%
            Diageo Plc                                 401,900        5,542,773
            -------------------------------------------------------------------
            Oil, Gas & Consumable
            Fuels--1.3%
            BP Plc (a)                                 109,200        7,194,096
            -------------------------------------------------------------------
            Total Common Stocks in
            the United Kingdom                                       12,736,869
            ===================================================================
            Total Common Stocks in
            Europe--5.6%                                             30,378,270
===============================================================================

===============================================================================
North America
-------------------------------------------------------------------------------
Canada--7.6%
            Commercial Banks--2.2%
            Bank of Montreal                           123,700        6,165,072
            National Bank of Canada                    122,000        5,702,190
                                                                   ------------
                                                                     11,867,262
            -------------------------------------------------------------------
            Diversified Telecommunication
            Services--0.9%
            BCE, Inc.                                  169,400        4,092,704
            TELUS Corp.                                 15,800          551,347
                                                                   ------------
                                                                      4,644,051
            -------------------------------------------------------------------
            Metals & Mining--3.4%
            Alcan, Inc.                                 78,100        2,638,218
            Barrick Gold Corp.                         113,800        2,784,779
            Cameco Corp.                               170,600        8,000,158
            Noranda, Inc.                              182,400        3,756,760
            Placer Dome, Inc.                          105,200        1,458,787
                                                                   ------------
                                                                     18,638,702
            -------------------------------------------------------------------
            Oil, Gas & Consumable
            Fuels--1.1%
            EnCana Corp.                               147,200        6,059,941
            -------------------------------------------------------------------
            Total Common Stocks in Canada                            41,209,956
===============================================================================
United States--72.0%
            Aerospace & Defense--5.3%
            General Dynamics Corp.                      49,900        5,747,981
            Northrop Grumman Corp.                      96,500        5,350,925
            Raytheon Co.                               199,300        7,838,469
            Rockwell Collins, Inc.                      55,300        2,698,640
            United Technologies Corp.                  133,000        6,743,100
                                                                   ------------
                                                                     28,379,115
            -------------------------------------------------------------------
            Automobiles--0.3%
            General Motors Corp.                        38,300        1,410,206
            -------------------------------------------------------------------
            Beverages--0.6%
            The Coca-Cola Co.                           69,400        3,036,944
            -------------------------------------------------------------------
            Capital Markets--0.8%
            The Bank of New York Co., Inc.              31,400          966,492
            Morgan Stanley                              67,300        3,570,265
                                                                   ------------
                                                                      4,536,757
            -------------------------------------------------------------------
            Chemicals--3.2%
            Air Products & Chemicals, Inc.              37,000        2,211,120
            The Dow Chemical Co.                        47,400        2,272,830
            E.I. du Pont de Nemours & Co.               65,600        2,799,808
            Lyondell Chemical Co.                       65,700        1,835,658
            Olin Corp.                                  89,600        1,644,160
            Praxair, Inc.                               45,000        2,222,550
            Rohm & Haas Co.                             96,500        4,444,790
                                                                   ------------
                                                                     17,430,916
            -------------------------------------------------------------------
            Commercial Banks--4.7%
            Bank of America Corp.                      187,612        8,179,883
            PNC Financial Services Group, Inc.          45,000        2,466,900
            SunTrust Banks, Inc.                        38,600        2,806,992
            U.S. Bancorp                               171,900        5,167,314
            Wachovia Corp.                              39,400        1,984,972
            Wells Fargo & Co.                           78,800        4,833,592
                                                                   ------------
                                                                     25,439,653
            -------------------------------------------------------------------
            Commercial Services &
            Supplies--0.8%
            RR Donnelley & Sons Co.                     61,700        2,224,285
            Synagro Technologies, Inc.                 425,000        2,222,750
                                                                   ------------
                                                                      4,447,035
            -------------------------------------------------------------------
            Computers & Peripherals--1.5%
            Hewlett-Packard Co.                        157,400        3,875,188
            International Business Machines Corp.       49,400        4,122,924
                                                                   ------------
                                                                      7,998,112
            -------------------------------------------------------------------
            Consumer Finance--0.4%
            American Express Co.                        37,500        2,062,500
            -------------------------------------------------------------------
            Containers & Packaging--0.9%
            Temple-Inland, Inc.                        123,500        4,914,065
            -------------------------------------------------------------------
            Diversified Financial
            Services--3.0%
            Citigroup, Inc.                            279,800       12,171,300
            JPMorgan Chase & Co.                       116,400        4,090,296
                                                                   ------------
                                                                     16,261,596
            -------------------------------------------------------------------
            Diversified Telecommunication
            Services--2.3%
            BellSouth Corp.                            107,200        2,958,720
            SBC Communications, Inc.                   152,500        3,728,625
            Sprint Corp.                                88,600        2,383,340
            Verizon Communications, Inc.                95,600        3,272,388
                                                                   ------------
                                                                     12,343,073
            -------------------------------------------------------------------


10      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Schedule of Investments (continued)                            (in U.S. dollars)

                                                        Shares
            Industry*      Common Stocks                  Held         Value
===============================================================================
North America (continued)
-------------------------------------------------------------------------------
United States (continued)
            Electric Utilities--6.1%
            Ameren Corp.                                56,000     $  3,114,720
            American Electric Power Co., Inc.           59,400        2,298,780
            Cinergy Corp.                               70,100        3,094,915
            Consolidated Edison, Inc.                   27,800        1,338,848
            Exelon Corp.                                84,700        4,533,144
            FPL Group, Inc.                             74,700        3,221,064
            FirstEnergy Corp.                           53,400        2,658,252
            PG&E Corp.                                  55,900        2,103,517
            PPL Corp.                                   81,900        5,043,402
            Pinnacle West Capital Corp.                 46,400        2,125,120
            The Southern Co.                           103,900        3,635,461
                                                                   ------------
                                                                     33,167,223
            -------------------------------------------------------------------
            Electrical Equipment--0.5%
            Rockwell Automation, Inc.                   52,200        2,688,822
            -------------------------------------------------------------------
            Electronic Equipment &
            Instruments--0.0%
            ITC Holdings Corp. (b)                       2,900           81,200
            -------------------------------------------------------------------
            Energy Equipment &
            Services--1.8%
            Halliburton Co.                            106,400        5,963,720
            Schlumberger Ltd.                           44,600        3,734,804
                                                                   ------------
                                                                      9,698,524
            -------------------------------------------------------------------
            Food & Staples Retailing--0.3%
            Wal-Mart Stores, Inc.                       34,200        1,687,770
            -------------------------------------------------------------------
            Food Products--0.7%
            General Mills, Inc.                         38,800        1,839,120
            HJ Heinz Co.                                55,400        2,037,612
                                                                   ------------
                                                                      3,876,732
            -------------------------------------------------------------------
            Gas Utilities--1.9%
            AGL Resources, Inc.                         75,300        2,895,285
            Equitable Resources, Inc.                   76,000        5,399,800
            KeySpan Corp.                               46,600        1,896,154
                                                                   ------------
                                                                     10,191,239
            -------------------------------------------------------------------
            Household Durables--0.5%
            Newell Rubbermaid, Inc.                    119,200        2,964,504
            -------------------------------------------------------------------
            Household Products--3.2%
            Clorox Co.                                  89,400        4,992,990
            Kimberly-Clark Corp.                        74,200        4,730,992
            Procter & Gamble Co.                       134,100        7,459,983
                                                                   ------------
                                                                     17,183,965
            -------------------------------------------------------------------
            Independent Power Producers &
            Energy Traders--2.0%
            Duke Energy Corp.                           72,100        2,129,834
            TXU Corp.                                   98,500        8,534,040
                                                                   ------------
                                                                     10,663,874
            -------------------------------------------------------------------
            Industrial Conglomerates--2.8%
            3M Co.                                      43,600        3,270,000
            General Electric Co.                       339,100       11,698,950
                                                                   ------------
                                                                     14,968,950
            -------------------------------------------------------------------
            Insurance--2.8%
            Lincoln National Corp.                     103,800        5,013,540
            Marsh & McLennan Cos., Inc.                 61,800        1,790,346
            The St. Paul Travelers Cos., Inc.          193,294        8,508,802
                                                                   ------------
                                                                     15,312,688
            -------------------------------------------------------------------
            Machinery--2.2%
            Caterpillar, Inc.                          109,000        5,876,190
            Deere & Co.                                 80,500        5,919,165
                                                                   ------------
                                                                     11,795,355
            -------------------------------------------------------------------
            Media--0.8%
            The McGraw-Hill Cos., Inc.                  93,500        4,301,935
            -------------------------------------------------------------------
            Metals & Mining--0.2%
            Newmont Mining Corp.                        18,200          683,410
            Southern Peru Copper Corp.                   4,700          240,640
                                                                   ------------
                                                                        924,050
            -------------------------------------------------------------------
            Multi-Utilities--2.9%
            Dominion Resources, Inc.                    97,200        7,179,192
            Public Service Enterprise Group, Inc.       73,700        4,738,910
            Sempra Energy                               43,300        1,840,250
            Wisconsin Energy Corp.                      52,100        2,091,815
                                                                   ------------
                                                                     15,850,167
            -------------------------------------------------------------------
            Multiline Retail--0.5%
            The May Department Stores Co.               59,100        2,426,055
            -------------------------------------------------------------------
            Oil, Gas & Consumable
            Fuels--11.5%
            Chevron Corp.                               89,688        5,202,801
            ConocoPhillips                             194,800       12,192,532
            Consol Energy, Inc.                        113,500        7,645,360
            Exxon Mobil Corp.                          271,400       15,944,750
            Marathon Oil Corp.                          75,800        4,423,688
            Murphy Oil Corp.                           131,200        6,958,848
            Peabody Energy Corp.                       150,000        9,861,000
                                                                   ------------
                                                                     62,228,979
            -------------------------------------------------------------------
            Paper & Forest Products--2.0%
            International Paper Co.                    122,900        3,883,640
            MeadWestvaco Corp.                          42,800        1,250,616
            Neenah Paper, Inc.                           2,127           70,085
            Weyerhaeuser Co.                            83,700        5,773,626
                                                                   ------------
                                                                     10,977,967
            -------------------------------------------------------------------
            Personal Products--0.8%
            Avon Products, Inc.                        131,500        4,301,365
            -------------------------------------------------------------------


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         11

Schedule of Investments (concluded)                            (in U.S. dollars)

                                                        Shares
            Industry*      Common Stocks                  Held         Value
===============================================================================
North America (concluded)
-------------------------------------------------------------------------------
United States (concluded)
            Pharmaceuticals--2.4%
            Abbott Laboratories                         64,100     $  2,988,983
            Bristol-Myers Squibb Co.                   110,000        2,747,800
            Johnson & Johnson                           31,400        2,008,344
            Merck & Co., Inc.                           79,300        2,463,058
            Wyeth                                       57,700        2,639,775
                                                                   ------------
                                                                     12,847,960
            -------------------------------------------------------------------
            Real Estate--1.5%
            Kimco Realty Corp.                          38,300        2,514,778
            Simon Property Group, Inc.                  33,700        2,687,238
            Taubman Centers, Inc.                       77,500        2,754,350
                                                                   ------------
                                                                      7,956,366
            -------------------------------------------------------------------
            Specialty Retail--0.4%
            Limited Brands                              83,700        2,040,606
            -------------------------------------------------------------------
            Thrifts & Mortgage
            Finance--0.2%
            Freddie Mac                                 19,500        1,233,960
            -------------------------------------------------------------------
            Transportation
            Infrastructure--0.2%
            Eagle Bulk Shipping, Inc. (b)               88,500        1,130,145
            -------------------------------------------------------------------
            Total Common Stocks in
            the United States                                       388,760,373
            ===================================================================
            Total Common Stocks in
            North America--79.6%                                    429,970,329
===============================================================================

===============================================================================
Pacific Basin/Asia
-------------------------------------------------------------------------------
Australia--5.0%
            Metals & Mining--5.0%
            Alumina Ltd.                               746,200        3,267,527
            BHP Billiton Ltd.                          538,200        7,968,543
            BlueScope Steel Ltd.                     1,385,100        9,821,445
            Rio Tinto Ltd.                             161,870        6,006,831
            -------------------------------------------------------------------
            Total Common Stocks in
            Australia                                                27,064,346
===============================================================================
China--0.5%
            Metals & Mining--0.5%
            Aluminum Corp. of China Ltd. (a)            42,580        2,475,601
            -------------------------------------------------------------------
            Total Common Stocks in China                              2,475,601
            ===================================================================
            Total Common Stocks in the
            Pacific Basin/Asia--5.5%                                 29,539,947
            ===================================================================
            Total Common Stocks
            (Cost--$343,123,762)--90.7%                             489,888,546
===============================================================================

                                                          Face
                           Trust Preferred              Amount
===============================================================================
North America
-------------------------------------------------------------------------------
United States--0.3%
            Automobiles--0.3%
            Ford Motor Co. Capital Trust II,
              6.50% due 1/15/2032                   $2,000,000        1,665,055
            -------------------------------------------------------------------
            Total Trust Preferred
            (Cost--$2,000,000)--0.3%                                  1,665,055
===============================================================================

                           Short-Term               Beneficial
                           Securities                 Interest
===============================================================================
            Merrill Lynch Liquidity Series, LLC
               Cash Sweep Series I (d)             $47,091,868       47,091,868
            Merrill Lynch Liquidity Series, LLC
               Money Market Series (d)(e)            5,273,600        5,273,600
            -------------------------------------------------------------------
            Total Short-Term Securities
            (Cost--$52,365,468)--9.7%                                52,365,468
===============================================================================
            Total Investments
            (Cost--$397,489,230**)--100.7%                          543,919,069

            Liabilities in Excess of Other Assets--(0.7%)            (3,859,559)
                                                                   ------------
            Net Assets--100.0%                                     $540,059,510
                                                                   ============
--------------------------------------------------------------------------------
* For Fund compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease. These industry classifications are unaudited.
** The cost and unrealized appreciation (depreciation) of investments as of July 31, 2005, as computed for federal income tax purposes, were as follows:

      Aggregate cost .........................................     $397,489,237
                                                                   ============
      Gross unrealized appreciation ..........................     $155,861,670
      Gross unrealized depreciation ..........................       (9,431,838)
                                                                   ------------
      Net unrealized appreciation ............................     $146,429,832
                                                                   ============

(a)   Depositary Receipts.
(b)   Non-income producing security.
(c)   Security, or a portion of security, is on loan.
(d) Investments in companies considered to be an affiliate of the Fund, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, were as follows:

      --------------------------------------------------------------------------
                                                         Net            Interest
      Affiliate                                        Activity          Income
      --------------------------------------------------------------------------
      Merrill Lynch Liquidity Series, LLC
        Cash Sweep Series I                          $22,918,770        $917,323
      Merrill Lynch Liquidity Series, LLC
        Money Market Series                          $ 5,273,600        $  2,207
      --------------------------------------------------------------------------

(e)   Security was purchased with the cash proceeds from securities loans.

      See Notes to Financial Statements.


12      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Statement of Assets and Liabilities

As of July 31, 2005
===================================================================================================================
Assets
-------------------------------------------------------------------------------------------------------------------
                       Investments in unaffiliated securities, at value (including securities loaned of $5,150,000)
                        (identified cost--$345,123,762) ..........................                     $491,553,601
                       Investments in affiliated securities, at value
                        (identified cost--$52,365,468) ...........................                       52,365,468
                       Receivables:
                          Beneficial interest sold ...............................    $  2,011,696
                          Dividends ..............................................         850,605
                          Interest (including $104,489 from affiliates) ..........         109,435
                          Securities lending .....................................             153        2,971,889
                                                                                      ------------
                       Prepaid expenses ..........................................                           33,428
                                                                                                       ------------
                       Total assets ..............................................                      546,924,386
                                                                                                       ------------
===================================================================================================================
Liabilities
-------------------------------------------------------------------------------------------------------------------
                       Collateral on securities loaned, at value .................                        5,273,600
                       Payables:
                          Beneficial interest redeemed ...........................       1,007,083
                          Investment adviser .....................................         241,258
                          Distributor ............................................         159,901
                          Other affiliates .......................................         110,482        1,518,724
                                                                                      ------------
                       Accrued expenses and other liabilities ....................                           72,552
                                                                                                       ------------
                       Total liabilities .........................................                        6,864,876
                                                                                                       ------------
===================================================================================================================
Net Assets
-------------------------------------------------------------------------------------------------------------------
                       Net assets ................................................                     $540,059,510
                                                                                                       ============
===================================================================================================================
Net Assets Consist of
-------------------------------------------------------------------------------------------------------------------
                       Class A Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ....................                     $  1,212,710
                       Class B Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ....................                          511,414
                       Class C Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ....................                          540,333
                       Class I Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ....................                        1,250,398
                       Class R Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ....................                           18,225
                       Paid-in capital in excess of par ..........................                      389,540,122
                       Undistributed investment income--net ......................    $    300,603
                       Undistributed realized capital gains--net .................         255,637
                       Unrealized appreciation--net ..............................     146,430,068
                                                                                      ------------
                       Total accumulated earnings--net ...........................                      146,986,308
                                                                                                       ------------
                       Net Assets ................................................                     $540,059,510
                                                                                                       ============
===================================================================================================================
Net Asset Value
-------------------------------------------------------------------------------------------------------------------
                       Class A--Based on net assets of $185,675,138 and 12,127,102
                        shares of beneficial interest outstanding ................                     $      15.31
                                                                                                       ============
                       Class B--Based on net assets of $78,548,111 and 5,114,139
                        shares  of beneficial interest outstanding ...............                     $      15.36
                                                                                                       ============
                       Class C--Based on net assets of $81,488,712 and 5,403,325
                        shares of beneficial interest outstanding ................                     $      15.08
                                                                                                       ============
                       Class I--Based on net assets of $191,538,357 and 12,503,978
                        shares of beneficial interest outstanding ................                     $      15.32
                                                                                                       ============
                       Class R--Based on net assets of $2,809,192 and 182,252
                        shares of beneficial interest outstanding ................                     $      15.41
                                                                                                       ============

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         13

Statement of Operations

For the Year Ended July 31, 2005
===================================================================================================================
Investment Income
-------------------------------------------------------------------------------------------------------------------
                       Dividends (net of $206,655 foreign withholding tax) .......                     $ 10,397,159
                       Interest (including $917,323 from affiliates) .............                        1,040,898
                       Securities lending--net ...................................                            2,207
                                                                                                       ------------
                       Total income ..............................................                       11,440,264
                                                                                                       ------------
===================================================================================================================
Expenses
-------------------------------------------------------------------------------------------------------------------
                       Investment advisory fees ..................................    $  2,605,817
                       Account maintenance and distribution fees--Class B ........         698,525
                       Account maintenance and distribution fees--Class C ........         591,161
                       Account maintenance fees--Class A .........................         379,074
                       Transfer agent fees--Class I ..............................         232,943
                       Transfer agent fees--Class A ..............................         232,477
                       Accounting services .......................................         185,642
                       Transfer agent fees--Class B ..............................         119,119
                       Transfer agent fees--Class C ..............................         101,403
                       Registration fees .........................................          86,202
                       Professional fees .........................................          60,638
                       Printing and shareholder reports ..........................          57,456
                       Trustees' fees and expenses ...............................          45,916
                       Custodian fees ............................................          33,496
                       Account maintenance and distribution fees--Class R ........           6,240
                       Pricing fees ..............................................           3,639
                       Transfer agent fees--Class R ..............................           2,296
                       Other .....................................................          47,164
                                                                                      ------------
                       Total expenses ............................................                        5,489,208
                                                                                                       ------------
                       Investment income--net ....................................                        5,951,056
                                                                                                       ------------
===================================================================================================================
Realized & Unrealized Gain (Loss)--Net
-------------------------------------------------------------------------------------------------------------------
                       Realized gain (loss) on:
                          Investments--net .......................................       6,313,626
                          Foreign currency transactions--net .....................         (60,402)       6,253,224
                                                                                      ------------
                       Change in unrealized appreciation/depreciation on:
                          Investments--net .......................................      70,779,853
                          Foreign currency transactions--net .....................             229       70,780,082
                                                                                      -----------------------------
                       Total realized and unrealized gain--net ...................                       77,033,306
                                                                                                       ------------
                       Net Increase in Net Assets Resulting from Operations ......                     $ 82,984,362
                                                                                                       ============

      See Notes to Financial Statements.


14      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Statements of Changes in Net Assets

                                                                                           For the Year Ended
                                                                                                 July 31,
                                                                                      -----------------------------
Increase (Decrease) in Net Assets:                                                        2005             2004
===================================================================================================================
Operations
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net ....................................    $  5,951,056     $  3,714,582
                       Realized gain--net ........................................       6,253,224        2,443,834
                       Change in unrealized appreciation/depreciation--net .......      70,780,082       47,611,775
                                                                                      -----------------------------
                       Net increase in net assets resulting from operations ......      82,984,362       53,770,191
                                                                                      -----------------------------
===================================================================================================================
Dividends to Shareholders
-------------------------------------------------------------------------------------------------------------------
                       Investment income--net:
                          Class A ................................................      (2,220,461)      (1,518,515)
                          Class B ................................................        (474,038)        (289,895)
                          Class C ................................................        (470,812)        (203,870)
                          Class I ................................................      (2,593,821)      (1,735,246)
                          Class R ................................................         (21,970)          (5,023)
                                                                                      -----------------------------
                       Net decrease in net assets resulting from dividends to
                        shareholders .............................................      (5,781,102)      (3,752,549)
                                                                                      -----------------------------
===================================================================================================================
Beneficial Interest Transactions
-------------------------------------------------------------------------------------------------------------------
                       Net increase in net assets derived from beneficial interest
                        transactions .............................................     108,000,742       20,238,397
                                                                                      -----------------------------
===================================================================================================================
Net Assets
-------------------------------------------------------------------------------------------------------------------
                       Total increase in net assets ..............................     185,204,002       70,256,039
                       Beginning of year .........................................     354,855,508      284,599,469
                                                                                      -----------------------------
                       End of year* ..............................................    $540,059,510     $354,855,508
                                                                                      =============================
                          * Undistributed investment income--net .................    $    300,603     $    179,889
                                                                                      =============================

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         15

Financial Highlights

                                                                                            Class A
                                                                  ------------------------------------------------------------
                                                                                   For the Year Ended July 31,
The following per share data and ratios have been derived         ------------------------------------------------------------
from information provided in the financial statements.              2005         2004         2003         2002         2001
==============================================================================================================================
Per Share Operating Performance
------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of year .....   $  12.78     $  10.94     $  10.49     $  12.29     $  12.70
                                                                  ------------------------------------------------------------
                       Investment income--net** ...............        .21          .15          .15          .14          .16
                       Realized and unrealized gain (loss)--net       2.52         1.84          .44        (1.30)        1.07
                                                                  ------------------------------------------------------------
                       Total from investment operations .......       2.73         1.99          .59        (1.16)        1.23
                                                                  ------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............       (.20)        (.15)        (.14)        (.13)        (.18)
                          Realized gain--net ..................         --           --           --         (.51)       (1.46)
                                                                  ------------------------------------------------------------
                       Total dividends and distributions ......       (.20)        (.15)        (.14)        (.64)       (1.64)
                       Net asset value, end of year ...........   $  15.31     $  12.78     $  10.94     $  10.49     $  12.29
                                                                  ============================================================
==============================================================================================================================
Total Investment Return*
------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....      21.51%       18.28%        5.72%       (9.77%)      10.12%
                                                                  ============================================================
==============================================================================================================================
Ratios to Average Net Assets
------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................       1.12%        1.17%        1.20%        1.20%        1.33%
                                                                  ============================================================
                       Investment income--net .................       1.51%        1.26%        1.46%        1.18%        1.30%
                                                                  ============================================================
==============================================================================================================================
Supplemental Data
------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of year (in thousands) .   $185,675     $128,068     $ 98,558     $ 82,956     $ 97,609
                                                                  ============================================================
                       Portfolio turnover .....................       3.97%        7.66%       11.72%       25.82%       61.08%
                                                                  ============================================================

*     Total investment returns exclude the effects of sales charges.
**    Based on average shares outstanding.

      See Notes to Financial Statements.


16      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

                                                                                            Class B
                                                                  ------------------------------------------------------------
                                                                                   For the Year Ended July 31,
The following per share data and ratios have been derived         ------------------------------------------------------------
from information provided in the financial statements.              2005         2004         2003         2002         2001
==============================================================================================================================
Per Share Operating Performance
------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of year .....   $  12.83     $  10.97     $  10.53     $  12.33     $  12.73
                                                                  ------------------------------------------------------------
                       Investment income--net** ...............        .11          .06          .07          .05          .07
                       Realized and unrealized gain (loss)--net       2.52         1.86          .43        (1.30)        1.07
                                                                  ------------------------------------------------------------
                       Total from investment operations .......       2.63         1.92          .50        (1.25)        1.14
                                                                  ------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............       (.10)        (.06)        (.06)        (.04)        (.08)
                          Realized gain--net ..................         --           --           --         (.51)       (1.46)
                                                                  ------------------------------------------------------------
                       Total dividends and distributions ......       (.10)        (.06)        (.06)        (.55)       (1.54)
                       Net asset value, end of year ...........   $  15.36     $  12.83     $  10.97     $  10.53     $  12.33
                                                                  ============================================================
==============================================================================================================================
Total Investment Return*
------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....      20.52%       17.52%        4.79%      (10.45%)       9.32%
                                                                  ============================================================
==============================================================================================================================
Ratios to Average Net Assets
------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................       1.89%        1.94%        1.98%        1.98%        2.11%
                                                                  ============================================================
                       Investment income--net .................        .75%         .49%         .69%         .40%         .52%
                                                                  ============================================================
==============================================================================================================================
Supplemental Data
------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of year (in thousands) .   $ 78,548     $ 62,608     $ 53,429     $ 44,371     $ 49,383
                                                                  ============================================================
                       Portfolio turnover .....................       3.97%        7.66%       11.72%       25.82%       61.08%
                                                                  ============================================================

*     Total investment returns exclude the effects of sales charges.
**    Based on average shares outstanding.

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         17

                                                                                            Class C
                                                                  ------------------------------------------------------------
                                                                                   For the Year Ended July 31,
The following per share data and ratios have been derived         ------------------------------------------------------------
from information provided in the financial statements.              2005         2004         2003         2002         2001
==============================================================================================================================
Per Share Operating Performance
------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of year .....   $  12.60     $  10.79     $  10.35     $  12.15     $  12.58
                                                                  ------------------------------------------------------------
                       Investment income--net** ...............        .10          .06          .07          .04          .05
                       Realized and unrealized gain (loss)--net       2.49         1.81          .43        (1.27)        1.14
                                                                  ------------------------------------------------------------
                       Total from investment operations .......       2.59         1.87          .50        (1.23)        1.19
                                                                  ------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............       (.11)        (.06)        (.06)        (.06)        (.16)
                          Realized gain--net ..................         --           --           --         (.51)       (1.46)
                                                                  ------------------------------------------------------------
                       Total dividends and distributions ......       (.11)        (.06)        (.06)        (.57)       (1.62)
                       Net asset value, end of year ...........   $  15.08     $  12.60     $  10.79     $  10.35     $  12.15
                                                                  ============================================================
==============================================================================================================================
Total Investment Return*
------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....      20.58%       17.40%        4.89%      (10.50%)       9.31%
                                                                  ============================================================
==============================================================================================================================
Ratios to Average Net Assets
------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................       1.89%        1.94%        1.98%        1.97%        2.12%
                                                                  ============================================================
                       Investment income--net .................        .74%         .48%         .69%         .38%         .44%
                                                                  ============================================================
==============================================================================================================================
Supplemental Data
------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of year (in thousands) .   $ 81,489     $ 43,287     $ 29,947     $ 24,748     $ 12,961
                                                                  ============================================================
                       Portfolio turnover .....................       3.97%        7.66%       11.72%       25.82%       61.08%
                                                                  ============================================================

*     Total investment returns exclude the effects of sales charges.
**    Based on average shares outstanding.

      See Notes to Financial Statements.

18      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

                                                                                            Class I
                                                                  ------------------------------------------------------------
                                                                                   For the Year Ended July 31,
The following per share data and ratios have been derived         ------------------------------------------------------------
from information provided in the financial statements.              2005         2004         2003         2002         2001
==============================================================================================================================
Per Share Operating Performance
------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of year .....   $  12.79     $  10.94     $  10.49     $  12.30     $  12.70
                                                                  ------------------------------------------------------------
                       Investment income--net** ...............        .25          .18          .18          .16          .18
                       Realized and unrealized gain (loss)--net       2.52         1.85          .43        (1.30)        1.09
                                                                  ------------------------------------------------------------
                       Total from investment operations .......       2.77         2.03          .61        (1.14)        1.27
                                                                  ------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............       (.24)        (.18)        (.16)        (.16)        (.21)
                          Realized gain--net ..................         --           --           --         (.51)       (1.46)
                                                                  ------------------------------------------------------------
                       Total dividends and distributions ......       (.24)        (.18)        (.16)        (.67)       (1.67)
                       Net asset value, end of year ...........   $  15.32     $  12.79     $  10.94     $  10.49     $  12.30
                                                                  ============================================================
==============================================================================================================================
Total Investment Return*
------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....      21.78%       18.66%        5.98%       (9.61%)      10.48%
                                                                  ============================================================
==============================================================================================================================
Ratios to Average Net Assets
------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................        .87%         .92%         .95%         .95%        1.10%
                                                                  ============================================================
                       Investment income--net .................       1.76%        1.51%        1.72%        1.42%        1.47%
                                                                  ============================================================
==============================================================================================================================
Supplemental Data
------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of year (in thousands) .   $191,538     $120,151     $102,651     $ 51,345     $ 45,085
                                                                  ============================================================
                       Portfolio turnover .....................       3.97%        7.66%       11.72%       25.82%       61.08%
                                                                  ============================================================

*     Total investment returns exclude the effects of sales charges.
**    Based on average shares outstanding.

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         19

Financial Highlights (concluded)

                                                                                          Class R
                                                                     --------------------------------------------------
                                                                            For the Year Ended          For the Period
                                                                                 July 31,              January 3, 2003@
The following per share data and ratios have been derived            -------------------------------      to July 31,
from information provided in the financial statements.                   2005               2004             2003
=======================================================================================================================
Per Share Operating Performance
-----------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period .....    $      12.87       $      11.02       $      10.38
                                                                     --------------------------------------------------
                       Investment income--net** .................             .19                .07                .04
                       Realized and unrealized gain--net ........            2.54               1.91                .60
                                                                     --------------------------------------------------
                       Total from investment operations .........            2.73               1.98                .64
                                                                     --------------------------------------------------
                       Less dividends from investment income--net            (.19)              (.13)                --
                                                                     --------------------------------------------------
                       Net asset value, end of period ...........    $      15.41       $      12.87       $      11.02
                                                                     ==================================================
=======================================================================================================================
Total Investment Return*
-----------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .......           21.31%             18.19%              7.01%++
                                                                     ==================================================
=======================================================================================================================
Ratios to Average Net Assets
-----------------------------------------------------------------------------------------------------------------------
                       Expenses .................................            1.29%              1.33%              1.45%+
                                                                     ==================================================
                       Investment income--net ...................            1.32%              1.05%              1.10%+
                                                                     ==================================================
=======================================================================================================================
Supplemental Data
-----------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands) .    $      2,809       $        741       $         14
                                                                     ==================================================
                       Portfolio turnover .......................            3.97%              7.66%             11.72%
                                                                     ==================================================

*     Total investment returns exclude the effects of sales charges.
**    Based on average shares outstanding.
+     Annualized.
++    Aggregate total investment return.
@     Commencement of operations.

      See Notes to Financial Statements.


20      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Notes to Financial Statements

1. Significant Accounting Policies:

Merrill Lynch Equity Dividend Fund (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund's financial statements are prepared in conformity with U.S. generally accepted accounting principles, which may require the use of management accruals and estimates. Actual results may differ from these estimates. The Fund offers multiple classes of shares. Shares of Class A and Class I are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. Class R Shares are sold only to certain retirement plans. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B, Class C and Class R Shares bear certain expenses related to the account maintenance of such shares, and Class B, Class C and Class R Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B shareholders may vote on certain changes to the Class A distribution plan). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- Equity securities that are held by the Fund that are traded on stock exchanges or the Nasdaq National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available asked price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Fund. Long positions traded in the over-the-counter ("OTC") market, Nasdaq Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Fund. Short positions traded in the OTC market are valued at the last available asked price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued by quoted fair valuations received daily by the Fund from a pricing service or counterparty. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Fund employs pricing services to provide certain securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Fund's Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Fund.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the New York Stock Exchange ("NYSE"). The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Fund's Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Fund's Board of Trustees.

(b) Derivative financial instruments -- The Fund may engage in various portfolio investment strategies both to increase the return of the Fund and to hedge, or protect, its exposure to interest rate movements and movements in the securities markets. Losses may arise due to changes in the


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         21
value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- The Fund may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Foreign currency options and futures -- The Fund may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund.

o Forward foreign exchange contracts -- The Fund may enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Fund as an unrealized gain or loss. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Options -- The Fund may purchase and write call and put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

(c) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S. dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(e) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Fund has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions -- Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

(h) Securities lending -- The Fund may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The market value of the loaned securities is determined at the close of business of the Fund and any additional required collateral is delivered to the Fund on the next business day.


22      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Where the Fund receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Fund typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(i) Reclassifications -- U.S. generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, during the current year, $60,402 has been reclassified between undistributed net investment income and accumulated net realized capital gains, and $11,162 has been reclassified between paid-in capital in excess of par and undistributed net investment income as a result of permanent differences attributable to foreign currency transactions and nondeductible expenses. These reclassifications have no effect on net assets or net asset values per share.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Investment Managers, L.P. ("MLIM"). The general partner of MLIM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plan with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

MLIM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee of ..60%, on an annual basis, of the average daily value of the Fund's net assets. MLIM has entered into a Sub-Advisory Agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."), an affiliate of MLIM, pursuant to which MLAM U.K. provides investment advisory services to MLIM with respect to the Fund. There is no increase in the aggregate fees paid by the Fund for these services.

Pursuant to the Distribution Plan adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

--------------------------------------------------------------------------------
                                                    Account         Distribution
                                               Maintenance Fee           Fee
--------------------------------------------------------------------------------
Class A ...................................           .25%                --
Class B ...................................           .25%               .75%
Class C ...................................           .25%               .75%
Class R ...................................           .25%               .25%
--------------------------------------------------------------------------------

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate of MLIM, also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class A, Class B, Class C and Class R shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B, Class C and Class R shareholders. The Fund did not accrue Class R distribution fees for a portion of the year ended July 31, 2005 because of regulatory fee limits.

For the year ended July 31, 2005, FAMD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class I Shares as follows:

--------------------------------------------------------------------------------
                                                          FAMD           MLPF&S
--------------------------------------------------------------------------------
Class A ...........................................     $16,169         $208,922
Class I ...........................................     $    83         $    940
--------------------------------------------------------------------------------

For the year ended July 31, 2005, MLPF&S received contingent deferred sales charges of $60,788 and $11,454 relating to transactions in Class B and Class C Shares, respectively.

The Fund has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to MLPF&S or its affiliates. Pursuant to that order, the Fund also has retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of MLIM, as the securities lending agent for a fee based on a share of the returns on investment


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         23
of cash collateral. MLIM, LLC may, on behalf of the Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market funds advised by MLIM or its affiliates. For the year ended July 31, 2005, MLIM, LLC received $962 in securities lending agent fees.

In addition, MLPF&S received $16,138 in commissions on the execution of portfolio security transactions for the Fund for the year ended July 31, 2005.

For the year ended July 31, 2005, the Fund reimbursed MLIM $10,257 for certain accounting services.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Certain officers and/or trustees of the Fund are officers and/or directors of MLIM, PSI, MLAM U.K., FDS, FAMD, ML & Co., and/or MLIM, LLC.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended July 31, 2005 were $101,330,886 and $15,823,278, respectively.

4. Beneficial Interest Transactions:

Net increase in net assets derived from beneficial interest transactions was $108,000,742 and $20,238,397 for the years ended July 31, 2005 and July 31,
2004, respectively.

Transactions in shares of beneficial interest for each class were as follows:

--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2005                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       3,435,959     $ 49,422,434
Automatic conversion of shares ...............         362,058        5,105,802
Shares issued to shareholders in
  reinvestment of dividends ..................         135,805        1,944,642
                                                  -----------------------------
Total issued .................................       3,933,822       56,472,878
Shares redeemed ..............................      (1,823,979)     (25,860,633)
                                                  -----------------------------
Net increase .................................       2,109,843      $30,612,245
                                                  =============================

--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2004                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       2,309,310     $ 27,551,558
Automatic conversion of shares ...............         372,752        4,597,947
Shares issued to shareholders in
  reinvestment of dividends ..................         108,473        1,326,531
                                                  -----------------------------
Total issued .................................       2,790,535       33,476,036
Shares redeemed ..............................      (1,786,155)     (21,939,974)
                                                  -----------------------------
Net increase .................................       1,004,380      $11,536,062
                                                  =============================

--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2005                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       1,640,067     $ 23,338,366
Shares issued to shareholders in
  reinvestment of dividends ..................          27,274          391,392
                                                  -----------------------------
Total issued .................................       1,667,341       23,729,758
Automatic conversion of shares ...............        (361,080)      (5,105,802)
Shares redeemed ..............................      (1,073,306)     (15,239,671)
                                                  -----------------------------
Total redeemed ...............................      (1,434,386)     (20,345,473)
                                                  -----------------------------
Net increase .................................         232,955      $ 3,384,285
                                                  =============================

--------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2004                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       1,236,378     $ 15,031,812
Shares issued to shareholders in
  reinvestment of dividends ..................          19,415          237,370
                                                  -----------------------------
Total issued .................................       1,255,793       15,269,182
Automatic conversion of shares ...............        (371,728)      (4,597,947)
Shares redeemed ..............................        (872,746)     (10,711,000)
                                                  -----------------------------
Total redeemed ...............................      (1,244,474)     (15,308,947)
                                                  -----------------------------
Net increase (decrease) ......................          11,319     $    (39,765)
                                                  =============================

--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2005                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       2,604,553     $ 36,689,169
Shares issued to shareholders in
  reinvestment of dividends ..................          26,723          379,531
                                                  -----------------------------
Total issued .................................       2,631,276       37,068,700
Shares redeemed ..............................        (662,086)      (9,206,592)
                                                  -----------------------------
Net increase .................................       1,969,190     $ 27,862,108
                                                  =============================

--------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2004                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       1,164,763     $ 14,014,782
Shares issued to shareholders in
  reinvestment of dividends ..................          14,089          170,050
                                                  -----------------------------
Total issued .................................       1,178,852       14,184,832
Shares redeemed ..............................        (520,672)      (6,263,649)
                                                  -----------------------------
Net increase .................................         658,180     $  7,921,183
                                                  =============================

--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2005                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       5,566,739     $ 79,622,338
Shares issued to shareholders in
  reinvestment of dividends ..................          97,236        1,398,227
                                                  -----------------------------
Total issued .................................       5,663,975       81,020,565
Shares redeemed ..............................      (2,554,600)     (36,656,877)
                                                  -----------------------------
Net increase .................................       3,109,375     $ 44,363,688
                                                  =============================


24      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Notes to Financial Statements (concluded)

--------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2004                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................       3,518,825     $ 43,204,582
Shares issued to shareholders in
  reinvestment of dividends ..................          56,067          690,867
                                                  -----------------------------
Total issued .................................       3,574,892       43,895,449
Shares redeemed ..............................      (3,564,394)     (43,760,785)
                                                  -----------------------------
Net increase .................................          10,498     $    134,664
                                                  =============================

--------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended July 31, 2005                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................         193,777     $  2,770,854
Shares issued to shareholders in
  reinvestment of dividends ..................           1,495           21,811
                                                  -----------------------------
Total issued .................................         195,272        2,792,665
Shares redeemed ..............................         (70,573)      (1,014,249)
                                                  -----------------------------
Net increase .................................         124,699     $  1,778,416
                                                  =============================

--------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended July 31, 2004                                   Shares          Amount
--------------------------------------------------------------------------------
Shares sold ..................................          65,067     $    796,684
Shares issued to shareholders in
  reinvestment of dividends ..................             398            5,023
                                                  -----------------------------
Total issued .................................          65,465          801,707
Shares redeemed ..............................          (9,180)        (115,454)
                                                  -----------------------------
Net increase .................................          56,285     $    686,253
                                                  =============================

5. Short-Term Borrowings:

The Fund, along with certain other funds managed by MLIM and its affiliates, is a party to a $500,000,000 credit agreement with a group of lenders, which expires November 2005. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .07% per annum based on the Fund's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each Fund's election, the federal funds rate plus .50% or a base rate as defined in the credit agreement. The Fund did not borrow under the credit agreement during the year ended July 31, 2005.

6. Distributions to Shareholders:

The tax character of distributions paid during the fiscal years ended July 31, 2005 and July 31, 2004 was as follows:

--------------------------------------------------------------------------------
                                                       7/31/2005       7/31/2004
--------------------------------------------------------------------------------
Distributions paid from:
  Ordinary income ...............................     $5,781,102      $3,752,549
                                                      --------------------------
Total taxable distributions .....................     $5,781,102      $3,752,549
--------------------------------------------------------------------------------

As of July 31, 2005, the components of accumulated earnings on a tax basis were as follows:

--------------------------------------------------------------------------------
Undistributed ordinary income--net ..........................      $   300,603
Undistributed long-term capital gains--net ..................          255,644
                                                                   ------------
Total undistributed earnings--net ...........................           556,247
Capital loss carryforward ...................................                --
Unrealized gains--net .......................................       146,430,061*
                                                                   ------------
Total accumulated earnings--net .............................      $146,986,308
                                                                   ============

* The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         25

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Merrill Lynch Equity Dividend Fund:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch Equity Dividend Fund as of July 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2005, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Merrill Lynch Equity Dividend Fund as of July 31, 2005, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
September 19, 2005

Important Tax Information (unaudited)

All of the ordinary income distributions paid by Merrill Lynch Equity Dividend Fund during the taxable year ended July 31, 2005 qualify for the dividends received deduction for corporations. Additionally, all of the ordinary income distributions paid by the Fund during the year consist entirely of qualified dividend income for individuals.


26      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Disclosure of Investment Advisory Agreement

Activities of and Composition of the Board of Directors

All but one member of the Board of Directors is an independent director whose only affiliation with Merrill Lynch Investment Managers, L.P. (the "Investment Adviser") or other Merrill Lynch affiliates is as a director of the Fund and certain other funds advised by the Investment Adviser or its affiliates. The Chairman of the Board is also an independent director. New director nominees are chosen as nominees by a Nominating Committee comprised of independent directors. All independent directors also are members of the Board's Audit Committee and the independent directors meet in executive session at each in-person Board meeting. The Board and the Audit Committee meet in person for at least two days each quarter and conduct other in-person and telephone meetings throughout the year, some of which are formal board meetings, and some of which are informational meetings. The independent counsel to the independent directors attends all in-person Board and Audit Committee meetings and other meetings at the independent directors' request.

Investment Advisory Agreement -- Matters Considered by the Board

Every year, the Board considers approval of the Fund's investment advisory agreement (the "Investment Advisory Agreement"). The Board also annually reviews and considers approval of the sub-advisory agreement on behalf of the Fund between the Investment Adviser and an affiliate. The Board assesses the nature, scope and quality of the services provided to the Fund by the personnel of the Investment Adviser, the sub-adviser and their affiliates, including administrative services, shareholder services, oversight of fund accounting, marketing services and assistance in meeting legal and regulatory requirements. The Board also receives and assesses information regarding the services provided to the Fund by certain unaffiliated service providers.

At various times throughout the year, the Board also considers a range of information in connection with its oversight of the services provided by the Investment Adviser and its affiliates, including the sub-adviser. Among the matters considered are: (a) fees (in addition to management fees) paid to the Investment Adviser and its affiliates by the Fund, such as transfer agency fees and fees for marketing and distribution; (b) Fund operating expenses paid to third parties; (c) the resources devoted to and compliance reports relating to the Fund's investment objective, policies and restrictions, and its compliance with its Code of Ethics and the Investment Adviser's compliance policies and procedures; and (d) the nature, cost and character of non-investment management services provided by the Investment Adviser and its affiliates.

The Board believes that the Investment Adviser is one of the most experienced global asset management firms and considers the overall services provided by the Investment Adviser to be generally of high quality. The Board also believes that the Investment Adviser is financially sound and well managed and notes that the Investment Adviser is affiliated with one of America's largest financial firms. The Board works closely with the Investment Adviser in overseeing the Investment Adviser's efforts to achieve good performance. As part of this effort, the Board discusses portfolio manager effectiveness and, when performance is not satisfactory, discusses with the Investment Adviser taking steps such as changing investment personnel.

Annual Consideration of Approval by the Board of Directors

In the period prior to the Board meeting to consider renewal of the Investment Advisory Agreement and the sub-advisory agreement, the Board requests and receives materials specifically relating to the Fund's Investment Advisory Agreement and/or the sub-advisory agreement. These materials include (a) information compiled by Lipper Inc. ("Lipper") on the fees and expenses and the investment performance of the Fund as compared to a comparable group of funds as classified by Lipper; (b) sales and redemption data for the Fund; (c) a discussion by the Fund's portfolio management team of investment strategies used by the Fund during its most recent fiscal year; and (d) information on the profitability to the Investment Adviser and its affiliates of the Investment Advisory Agreement, the sub-advisory agreement and other relationships with the Fund. The Board also considers other matters it deems important to the approval process such as payments made to the Investment Adviser or its affiliates relating to the distribution of Fund shares, services related to the valuation and pricing of Fund portfolio holdings, allocation of Fund brokerage fees (including the related benefits to the Investment Adviser of "soft dollars"), the Fund's portfolio turnover statistics, and direct and indirect benefits to the Investment Adviser and the sub-adviser and their affiliates from their relationship with the Fund.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         27

Disclosure of Investment Advisory Agreement (concluded)

Certain Specific Renewal Data

In connection with the most recent renewal of the Fund's Investment Advisory Agreement and the sub-advisory agreement in February 2005, the independent directors' and Board's review included the following:

Services Provided by the Investment Adviser -- The Board reviewed the nature, extent and quality of services provided by the Investment Adviser, including the investment advisory services and the resulting performance of the Fund, and the sub-adviser. The Board focused primarily on the Investment Adviser's investment advisory services and the Fund's investment performance, having concluded that the other services provided to the Fund by the Investment Adviser were satisfactory. The Board compared Fund performance -- both including and excluding the effects of the Fund's fees and expenses -- to the performance of a comparable group of mutual funds, and the performance of a relevant index or combination of indexes. While the Board reviews performance data at least quarterly, consistent with the Investment Adviser's investment goals, the Board attaches more importance to performance over relatively long periods of time, typically three to five years. The Fund's performance after fees and expenses ranked in the first quartile for each of the one-, three- and five-year periods ended November 30, 2004. Considering these factors, the Board concluded that the services provided supported the continuation of the Investment Advisory Agreement.

The Investment Adviser's Personnel and Investment Process -- The Board reviewed the Fund's investment objectives and strategies. The Board discussed with senior management of the Investment Adviser responsible for investment operations and the senior management of the Investment Adviser's equity investing group the strategies being used to achieve the stated objectives. Among other things, the Board considered the size, education and experience of the Investment Adviser's investment staff, its use of technology, and the Investment Adviser's approach to training and retaining portfolio managers and other research, advisory and management personnel. The Board also reviewed the Investment Adviser's compensation policies and practices with respect to the Fund's portfolio managers. The Board also considered the experience of the Fund's portfolio manager and noted that Mr. Shearer has more than nine years experience in portfolio management. Moreover, the Investment Adviser and its investment staff have extensive experience in analyzing and managing the types of investments used by the Fund. The Board concluded that the Fund benefits from that expertise.

Management Fees and Other Expenses -- The Board reviewed the Fund's contractual management fee rate and actual management fee rate as a percentage of total assets at common asset levels -- the actual rate includes advisory and administrative service fees and the effects of any fee waivers -- compared to the other funds in its Lipper category. It also compared the Fund's total expenses to those of other comparable funds. The Board did not consider the services provided to and the fees charged by the Investment Adviser to other types of clients with similar investment mandates because the Investment Adviser advised the Board that it had no comparable investment mandates from its institutional clients and had no comparable products. The Board has concluded that the Fund's management fee and fee rate and overall expense ratio are reasonable compared to those of other comparable funds.

Profitability -- The Board considered the cost of the services provided to the Fund by the Investment Adviser, and the Investment Adviser's and its affiliates' profits in relating to the management and distribution of the Fund and the MLIM/FAM-advised funds. As part of its analysis, the Board reviewed the Investment Adviser's methodology in allocating its costs to the management of the Fund and concluded that there was a reasonable basis for the allocation. The Board concluded the Investment Adviser's profits are acceptable in relation to the nature and quality of services provided and given the level of fees and expenses overall.

Economies of Scale -- The Board considered the extent to which economies of scale might be realized as the assets of the Fund increase and whether there should be changes in the management fee rate or structure in order to enable the Fund to participate in these economies of scale. While the Board concluded that it did not believe that the Fund's assets have reached a level where such economies are effectively available, the Board will continue to seek information relating to economies of scale.

Conclusion

After the independent directors deliberated in executive session, the entire Board, including all of the independent directors, approved the renewal of the existing Investment Advisory Agreement and sub-advisory agreement, concluding that the advisory fee was reasonable in relation to the services provided and that a contract renewal was in the best interests of the shareholders.


28      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Officers and Trustees

                                                                                                       Number of
                                                                                                       Portfolios in   Other Public
                           Position(s)  Length of                                                      Fund Complex    Directorships
                           Held with    Time                                                           Overseen by     Held by
Name        Address & Age  Trust        Served     Principal Occupation(s) During Past 5 Years         Trustee         Trustee
====================================================================================================================================
Interested Trustee
------------------------------------------------------------------------------------------------------------------------------------
Robert C.   P.O. Box 9011  President    2005 to    President of the MLIM/FAM-advised funds since       130 Funds       None
Doll, Jr.*  Princeton, NJ  and          present    2005; President of MLIM and FAM since 2001;         178 Portfolios
            08543-9011     Trustee                 Co-Head (Americas Region) thereof from 2000 to
            Age: 50                                2001 and Senior Vice President from 1999 to 2001;
                                                   President and Director of Princeton Services, Inc.
                                                   ("Princeton Services") since 2001; President of
                                                   Princeton Administrators, L.P. ("Princeton
                                                   Administrators") since 2001; Chief Investment
                                                   Officer of Oppenheimer Funds, Inc. in 1999 and
                                                   Executive Vice President thereof from 1991 to
                                                   1999.
            ------------------------------------------------------------------------------------------------------------------------
            *  Mr. Doll is a director, trustee or member of an advisory board of certain other investment companies for which MLIM or FAM acts as investment adviser. Mr. Doll is an "interested person," as defined in the Investment Company Act, of the Fund based on his current positions with MLIM, FAM, Princeton Services and Princeton Administrators. Trustees
               serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. As Fund
               President, Mr. Doll serves at the pleasure of the Board of Trustees.
====================================================================================================================================
Independent Trustees*
------------------------------------------------------------------------------------------------------------------------------------
Ronald W.   P.O. Box 9095  Trustee      1998       Professor Emeritus of Finance, School of Business,  48 Funds        None
Forbes**    Princeton, NJ               to present State University of New York at Albany since 2000   48 Portfolios
            08543-9095                             and Professor thereof from 1989 to 2000;
            Age: 64                                International Consultant, Urban Institute,
                                                   Washington, D.C. from 1995 to 1999.
------------------------------------------------------------------------------------------------------------------------------------
Cynthia A.  P.O. Box 9095  Trustee      1994       Professor, Harvard Business School since 1989;      48 Funds        Newell
Montgomery  Princeton, NJ               to present Associate Professor, J.L. Kellogg Graduate School   48 Portfolios   Rubbermaid,
            08543-9095                             of Management, Northwestern University from 1985                    Inc. (manu-
            Age: 53                                to 1989; Associate Professor, Graduate School of                    facturing)
                                                   Business Administration, University of Michigan
                                                   from 1979 to 1985; Director, Harvard Business
                                                   School of Publishing since 2005.
------------------------------------------------------------------------------------------------------------------------------------
Jean Margo  P.O. Box 9095  Trustee      2004 to    Self-employed consultant since 2001; Counsel of     48 Funds        None
Reid        Princeton, NJ               present    Alliance Capital Management (investment adviser)    48 Portfolios
            08543-9095                             in 2000; General Counsel, Director and Secretary
            Age: 59                                of Sanford C. Bernstein & Co., Inc. (investment
                                                   adviser/ broker-dealer) from 1997 to 2000;
                                                   Secretary, Sanford C. Bernstein Fund, Inc. from
                                                   1994 to 2000; Director and Secretary of SCB, Inc.
                                                   since 1998; Director and Secretary of SCB
                                                   Partners, Inc. since 2000; Director of Covenant
                                                   House from 2001 to 2004.
------------------------------------------------------------------------------------------------------------------------------------
Roscoe S.   P.O. Box 9095  Trustee      2000       President, Middle East Institute from 1995 to       48 Funds        None
Suddarth    Princeton, NJ               to present 2001; Foreign Service Officer, United States        48 Portfolios
            08543-9095                             Foreign Service from 1961 to 1995, Career Minister
            Age: 69                                from 1989 to 1995; Deputy Inspector General, U.S.
                                                   Department of State, from 1991 to 1994; U.S.
                                                   Ambassador to the Hashemite Kingdom of Jordan,
                                                   from 1987 to 1990.
------------------------------------------------------------------------------------------------------------------------------------


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         29

Officers and Trustees (concluded)

                                                                                                       Number of
                                                                                                       Portfolios in   Other Public
                           Position(s)  Length of                                                      Fund Complex    Directorships
                           Held with    Time                                                           Overseen by     Held by
Name        Address & Age  Trust        Served     Principal Occupation(s) During Past 5 Years         Trustee         Trustee
====================================================================================================================================
Independent Trustees* (concluded)
------------------------------------------------------------------------------------------------------------------------------------
Richard R.  P.O. Box 9095  Trustee      1988       Professor of Finance from 1984 to 1995, Dean from   48 Funds        Bowne & Co.,
West        Princeton, NJ               to present 1984 to 1993 and Dean Emeritus since 1995 of        48 Portfolios   Inc. (finan-
            08543-9095                             New York University's Leonard N. Stern School of                    cial
            Age: 67                                Business Administration.                                            printers);
                                                                                                                       Vornado
                                                                                                                       Realty Trust
                                                                                                                       (real estate
                                                                                                                       company);
                                                                                                                       Alexander's,
                                                                                                                       Inc. (real
                                                                                                                       estate
                                                                                                                       company)
------------------------------------------------------------------------------------------------------------------------------------
Edward D.   P.O. Box 9095  Trustee      2000 to    Self-employed financial consultant since 1994;      48 Funds        None
Zinbarg     Princeton, NJ               present    Executive Vice President of The Prudential          48 Portfolios
            08543-9095                             Insurance Company of America from 1988 to
            Age: 70                                1994; former Director of Prudential Reinsurance
                                                   Company and former Trustee of the Prudential
                                                   Foundation.
            ------------------------------------------------------------------------------------------------------------------------
             * Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
            ** Chairman of the Board and the Audit Committee.
------------------------------------------------------------------------------------------------------------------------------------

                           Position(s)  Length of
                           Held with    Time
Name        Address & Age  Trust        Served     Principal Occupation(s) During Past 5 Years
====================================================================================================================================
Fund Officers*
------------------------------------------------------------------------------------------------------------------------------------
Donald C.   P.O. Box 9011  Vice         1993 to    First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999;
Burke       Princeton, NJ  President    present    Senior Vice President and Treasurer of Princeton Services since 1999 and Director
            08543-9011     and          and 1999   since 2004; Vice President of FAM Distributors, Inc. ("FAMD") since 1999; Vice
            Age: 45        Treasurer    to present President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from
                                                   1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds since 2004.
------------------------------------------------------------------------------------------------------------------------------------
Robert M.   P.O. Box 9011  Vice         1992 to    Managing Director of MLIM since 2000; First Vice President of MLIM fom 1998 to
Shearer     Princeton, NJ  President    present    2000; Vice President of MLIM from 1997 to 1998.
            08543-9011
            Age: 50
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey     P.O. Box 9011  Chief        2004 to    Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President
Hiller      Princeton, NJ  Compliance   present    and Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief
            08543-9011     Officer                 Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at
            Age: 53                                Morgan Stanley Investment Management from 2002 to 2004; Managing Director and
                                                   Global Director of Compliance at Citigroup Asset Management from 2000 to 2002;
                                                   Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance
                                                   Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the
                                                   Commission's Division of Enforcement in Washington, D.C. from 1990 to 1995.
------------------------------------------------------------------------------------------------------------------------------------
Alice A.    P.O. Box 9011  Secretary    2004 to    Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to
Pellegrino  Princeton, NJ               present    2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and
            08543-9011                             Princeton Services since 2004.
            Age: 45
            ------------------------------------------------------------------------------------------------------------------------
            *  Officers of the Fund serve at the pleasure of the Board of Trustees.
------------------------------------------------------------------------------------------------------------------------------------
            Further information about the Fund's Officers and Trustees is available in the Fund's Statement of Additional
            Information, which can be obtained without charge by calling 1-800-MER-FUND.
------------------------------------------------------------------------------------------------------------------------------------

Custodian

State Street Bank and Trust Company
P.O. Box 351
Boston, MA 02101

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
800-637-3863


30      MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005

Availability of Quarterly Schedule of Investments

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. The Fund's Forms N-Q are available on the SEC's Web site at http://www.sec.gov. The Fund's Forms N-Q may also be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Electronic Delivery

The Fund offers electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail informa-tion. To sign up for this service, simply access this Web site at http://www.icsdelivery.com/live and follow the instructions. When you visit this site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.


        MERRILL LYNCH EQUITY DIVIDEND FUND              JULY 31, 2005         31

[LOGO] Merrill Lynch Investment Managers

www.mlim.ml.com

--------------------------------------------------------------------------------

Mercury Advisors

A Division of Merrill Lynch Investment Managers

www.mercury.ml.com

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-MER-FUND (1-800-637-3863); (2) at www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's Web site at http://www.sec.gov. Information about how the Fund voted proxies relating to securities held in the Fund's portfolio during the most recent 12-month period ended June 30 is available (1) at www.mutualfunds.ml.com and (2) on the Securities and Exchange Commission's Web site at http://www.sec.gov.

Merrill Lynch Equity Dividend Fund
Box 9011
Princeton, NJ
08543-9011
                                                                  #10561 -- 7/05